CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in the Statement of Additional Information in Post-Effective Amendment Number 2 to the Registration Statement (Form N-4, No. 333-163881) of TFLIC Pooled Account No. 44 and to the inclusion of our report, dated February 29, 2012, on TFLIC Pooled Account No. 44 (comprising, respectively, SecurePath for Life Retirement Income, SecurePath for Life 2010, SecurePath for Life 2015, SecurePath for Life 2020 and SecurePath for Life 2025) included in its Annual Report for the fiscal year ended December 31, 2011.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

April 25, 2012

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the use of our report dated April 11, 2012, with respect to the statutory-basis financial statements and schedules of Transamerica Financial Life Insurance Company included in Post-Effective Amendment No. 2 to the Registration Statement (Form N-4 No. 333-163881) under the Securities Act of 1933 and related Prospectus of SecurePath for Life Product.

/s/ Ernst & Young LLP

Des Moines, Iowa

April 27, 2012